Exhibit 99

Avnet, Inc. 2211 South 47th Street Phoenix, AZ 85034
PRESS RELEASE

July 14, 2003
Avnet Announces Enterprise Restructuring

Phoenix, Arizona — Avnet, Inc. (NYSE:AVT) announced today that in its continuing efforts to strengthen its market leadership position, streamline the enterprise and further leverage cost synergies, it is implementing two structural / organizational changes: the merger of the Avnet Computer Marketing and Avnet Applied Computing operating groups, and the centralization of the Company’s information technology resources.

Roy Vallee, Avnet’s Chief Executive Officer, stated, “Recent strategic planning encompassed a thorough review of our existing organization and how our structure aligns with our go-to-market strategy and desired business model. These changes allow us to further streamline our company structure to enhance profitability while also enhancing the important value we bring to the market.”

According to Vallee, the Company is combining two of its operating groups, Avnet Applied Computing and Avnet Computer Marketing, to form one larger, stronger and more profitable computer products and services business. Since Avnet Applied Computing and Avnet Computer Marketing share similar logistics operations and related functions, infrastructure costs will be significantly reduced by optimizing their facilities, equipment and processes. This new structure should also stimulate new marketing opportunities for the combined group by selling from a broader, shared line card of products and services to the collective customer segments that will be jointly served by the larger operating group. There is no planned change in the divisional structures or divisional sales teams except those related to the previously announced reductions in the PC Builder customer segment of Avnet Applied Computing.

Rick Hamada, current president of Avnet Computer Marketing, will lead the new global computer products and services group. With combined revenues of approximately $4 billion, the new operating group will comprise approximately 45 percent of enterprise revenues. Commenting on the combination of the two operating groups, Roy Vallee further noted, “The formation of the new, combined computer business is tightly aligned with our strategy of creating a leaner company without negatively impacting sales, marketing, or customer service.”

Avnet also announced that Ed Kamins, former president of Avnet Applied Computing, has accepted a new role as Avnet’s Chief Information Officer to oversee the reorganization of the Company’s information technology (IT) activities. As a seasoned operating executive with substantial IT industry experience, Kamins will be tasked with reducing IT overhead costs while enhancing application development and deployment. On Kamins’ new appointment, Vallee stated, “ I am particularly excited to have Ed Kamins as our new CIO. Ed has a proven track record as a successful business leader and will bring the right balance between the innovative use of IT to enhance our operations and ensuring the enterprise an acceptable return on IT investments.”

The Company is in the process of implementing these actions and will provide further information, including the expected financial impact, in early August when it reports on the results for the quarter and year ended June 2003.

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations and are subject to uncertainty and changes in factual circumstances. The forward-looking statements herein include statements addressing future financial and operating results of Avnet and may include words such as “will,” “should,” and “expect.” Actual results may vary materially from the expectations contained in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the effects of additional actions taken to lower costs, changes to the organizational structure of the company as discussed above, the Company’s ability to retain and grow market share, the Company’s ability to generate additional cash flow, any significant and unanticipated sales decline, changes in business conditions and the economy in general, changes in market demand and pricing pressures, allocations of products by suppliers, and other competitive and/or regulatory factors affecting the businesses of Avnet generally.

More detailed information about these and other factors is set forth in Avnet’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for fiscal 2002. Avnet is under no obligation to (and expressly disclaims any such obligation to) update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

Calendar of Events

Avnet will host a Web cast of its quarterly and fiscal year-end teleconference Wednesday, August 6, 2003 at 3:00 p.m. Eastern Time. For a listing of event details, other available Web casts, and other information please visit Avnet’s investor relations Web site at www.ir.avnet.com.

Additional Information

Phoenix, Ariz.-based Avnet, Inc. (NYSE:AVT) is one of the world’s largest distributors of semiconductors, interconnect, passive and electromechanical components, embedded systems and computer products from leading manufacturers. Serving customers in 68 countries, Avnet also delivers services such as inventory management, supply-chain services, bill-of-materials analysis, systems integration and engineering design assistance. A Fortune 500 company, Avnet’s revenues for fiscal 2002 (year ended June 28, 2002) were $8.9 billion. Please feel free to visit Avnet’s Investor Relations Website at www.ir.avnet.com or contact us at investorrelations@avnet.com.

Contact:

John J. Hovis
Vice President and Director, Investor Relations
investorrelations@avnet.com
480-643-7053